EXHIBIT 21

BALDOR ELECTRIC COMPANY AND AFFILIATES

SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARIES	LOCATION

Baldor of Arkansas, Inc.	Arkansas

Baldor of Nevada, Inc.	Nevada

BEC Business Trust	Massachusetts

Baldor of Texas, L.P.	Texas

Baldor International, Inc.	U.S. Virgin Islands

Southwestern Die Casting Company, Inc.	Arkansas

Baldor UK Holdings, Inc.	Delaware

Baldor UK Ltd	United Kingdom

Baldor Holdings, Inc.	Delaware

Baldor de Mexico, S.A. de C.V.	Mexico

Baldor ASR AG	Switzerland

Baldor ASR GmbH fur Antriebstechnik	Germany

Baldor ASR U.K. Limited	United Kingdom

Baldor Italia S.r.l.	Italy

Australian Baldor Pty Limited	Australia

Baldor Electric (Asia) PTE, Ltd.	Singapore

Northern Magnetics, Inc.	California

Baldor Japan Corporation	Japan

Baldor Investments, LLC	Delaware

Pow’R Gard Generator Corp.	Wisconsin

Energy Dynamics, Inc.	Wisconsin

Baldor Power Finance, Inc.	Wisconsin

Baldor Electric India Pvt Ltd	India

Baldor Panama, S.A.	Panama

Reliance Electric Company	Delaware

Reliance Electric Company Europe GmbH	Germany

Reliance Electric Company Canada ULC	Canada

Dodge de Mexico S.A. de C.V.	Mexico

Rockwell Automation Power Systems (Shanghai) Company LTD	China

REC Holding Inc.	Delaware

Reliance Electric Technologies LLC	Delaware